SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 14, 2006
(Date of earliest event reported)

Smart Video Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State of incorporation or	(Commission File No.)	(IRS Employer Identification No.)
organization)

3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(770) 279-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2006, SmartVideo Technologies, Inc. (the “Company”), OVT, Inc., a wholly-owned subsidiary of the Company, Richard E. Bennett, Jr., Robert J. Walters and William R. Dunavant entered into an agreement, pursuant to which each of Messrs. Bennett, Walters and Dunavant forfeited their right to receive 305,555 shares of the Company’s common stock which they were entitled to receive pursuant to the terms of that certain Amended and Restated Stock Exchange Agreement (“Stock Exchange Agreement”) dated as of November 19, 2002 among Armagh Group Inc., a predecessor to the Company, OVT, Inc., and Messrs. Bennett, Walters and Dunavant. In exchange for forfeiting the 916,665 shares of the Company’s common stock, waiving their rights to rescind the transaction set forth in the Stock Exchange Agreement and in consideration of the effort that Messrs. Bennett, Walters and Dunavant put forth to create and improve the Company's technology and to position the Company for growth, the Company waived its right to require each of Messrs. Bennett, Walters and Dunavant to return 1,000,000 shares of the Company’s common stock to the Company under the terms of the Stock Exchange Agreement. On February 28, 2006, the Company's Board of Directors Authorized the Company to enter into the agreement.

Item 9.01  Financial Statements And Exhibits.

(c)	Exhibits.

10.1
Agreement dated as of April 14, 2006 among the Company, OVT, Inc., Richard E. Bennett, Jr., Robert J. Walters and William R. Dunavant (incorporated herein by reference to Exhibit 10.13 to Post Effective Amendment No. 3 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 19, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.

By: /s/ Richard E. Bennett, Jr.
Name: Richard E. Bennett, Jr.
Title: Chief Executive Officer

Date: April 21, 2006